Exhibit 4.1

THE SUMITOMO TRUST AND BANKING COMPANY, LIMITED
AND
CHUO MITSUI TRUST HOLDINGS, INC.
(To be renamed Sumitomo Mitsui Trust Holdings, Inc.)
AND
THE BANK OF NEW YORK MELLON
               As Depositary
AND
OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES
Amended and Restated Deposit Agreement
Dated as of ________, 2010

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SECTION 7.08.	Effectiveness of the Amendment and Restatement of the Prior Deposit Agreement; STB as a Party to this Deposit Agreement	33

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AMENDED AND RESTATED DEPOSIT AGREEMENT
                     AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of __________, 2010 among THE SUMITOMO TRUST AND BANKING COMPANY, LIMITED (herein called “STB”), incorporated under the laws of Japan, CHUO MITSUI TRUST HOLDINGS, INC. (to be renamed Sumitomo Mitsui Trust Holdings, Inc.) (herein called the “Company”), incorporated under the laws of Japan, THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation (herein called the “Depositary”), and all Owners and Holders from time to time of American Depositary Shares issued hereunder.
W I T N E S S E T H :
                     WHEREAS, STB and the Depositary entered into a deposit agreement dated as of April 30, 1998 (herein called the “Prior Deposit Agreement”) for the purposes stated in that agreement; and
                     WHEREAS, STB and the Company have agreed to effect a statutory share exchange (kabushiki kokan) (herein called the “Share Exchange”) under the Companies Act of Japan (Law No. 86 of 2005) (herein called the “Companies Act”) in which all outstanding common shares of STB, including the common shares deposited under the Prior Deposit Agreement, will be exchanged into newly-issued common shares of the Company and STB will become a wholly-owned subsidiary of the Company; and
                     WHEREAS, STB, the Company and the Depositary wish to amend, upon effectiveness of the Share Exchange under the Companies Act (herein called the “Effectiveness”), the Prior Deposit Agreement to, among other things, (i) add the Company as a party, (ii) provide that the American Depositary Shares will represent common shares of the Company, thereby providing for continuation of the American Depositary Shares program created by the Prior Deposit Agreement following the Effectiveness. (iii) amend certain terms of the American Depositary Shares, including to provide that American Depositary Shares may be uncertificated securities or certificated securities evidenced by American Depositary Receipts and (iv) provide that, immediately after the Effectiveness, STB will cease to be a party to this Amended and Restated Deposit Agreement; and
                     WHEREAS, (i) on the date of the Effectiveness, the Company will change its name to Sumitomo Mitsui Trust Holdings, Inc. and (ii) as soon as practicable after the Effectiveness, the Depositary will call for surrender of all Receipts outstanding under the Prior Deposit Agreement and, upon those surrenders will deliver American Depositary Shares, which may be uncertificated securities or certificated securities evidenced by new Receipts in the form of Exhibit A to this Amended and Restated Deposit Agreement, representing common shares of the Company; and
                     WHEREAS, the Company desires to provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Amended and Restated

Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing American Depositary Shares; and
                     WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;
                     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Prior Deposit Agreement is, upon and subject to the Effectiveness, amended and restated as follows:
ARTICLE 1
DEFINITIONS
                     The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:
                     SECTION 1.01.          American Depositary Shares.
                     The term “American Depositary Shares” shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent the amount of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.
                     SECTION 1.02.          Holder.
                     The term “Holder” shall mean any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person, but that is not the Owner of that Receipt or those American Depositary Shares.
                     SECTION 1.03.          Commission.
                     The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.
                     SECTION 1.04.          Company.
                     The term “Company” shall mean Chuo Mitsui Trust Holdings, Inc. (to be renamed Sumitomo Mitsui Trust Holdings, Inc.), incorporated under the laws of Japan, and its successors.

                     SECTION 1.05.          Custodian.
                     The term “Custodian” shall mean the principal Tokyo, Japan office of The Sumitomo Trust and Banking Company, Limited, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.
                     SECTION 1.06.          Deliver; Delivery.
                     “Deliver” and “Delivery” shall mean, when used in respect of Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the delivery of such security by means of book-entry transfer of such securities in the books of the Company or Foreign Registrar or in the book-entry settlement system of JASDEC.
                     SECTION 1.07.          Deposit Agreement.
                     The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.
                     SECTION 1.08.          Depositary; Corporate Trust Office.
                     The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation, and any successor as depositary hereunder. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.
                     SECTION 1.09.          Deposited Securities.
                     The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.
                     SECTION 1.10.          Dollars.
                     The term “Dollars” shall mean United States dollars. The term “Yen” shall mean Japanese Yen.
                     SECTION 1.11.          Foreign Registrar.
                     The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

                     SECTION 1.12.          JASDEC.
                     “JASDEC” shall mean Japan Securities Depository Center, Inc., which provides the book-entry settlement system for equity securities in Japan, or any successor entity thereto.
                     SECTION 1.13.          Owner.
                     The term “Owner” shall mean the person in whose name American Depositary Shares are registered on the books of the Depositary maintained for such purpose.
                     SECTION 1.14.          Receipts.
                     The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares as the same may be amended, modified, or supplemented from time to time in accordance with the provisions hereof and thereof.
                     SECTION 1.15.          Registrar.
                     The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York that may be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided.
                     SECTION 1.16.          Restricted Securities.
                     The term “Restricted Securities” shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 to the Securities Act of 1933), or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would require registration under the Securities Act in connection with the public offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or Japan, or under a shareholder agreement or the Articles of Incorporation of the Company.
                     SECTION 1.17.          Securities Act of 1933.
                     The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.
                     SECTION 1.18.          Shares.
                     The term “Shares” shall mean Common Shares of the Company that are validly issued and outstanding, fully paid and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding Shares.
                     SECTION 1.19.          Unit.
                     The term “Unit” shall mean 1,000 Shares or such other number of Shares as the Articles of Incorporation of the Company may provide as a “Unit of Shares” for the purpose of the Japanese Companies Act, as such Articles of Incorporation may be amended from time to time.
ARTICLE 2
FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS
                     SECTION 2.01.          Form and Transferability of Receipts.
                     Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.
                     The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.
                     Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.
                     The rights of any Owner with respect to Deposited Securities shall be as set forth in this Deposit Agreement, and a Receipt shall not confer on any Owner any rights against the Company or the Depositary or a Custodian except as specifically provided herein.

                     SECTION 2.02.          Deposit of Shares.
                     Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Japan which is then performing the function of the regulation of currency exchange, if required by the Depositary. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.
                     At the request, risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive delivery of Shares to be deposited, or evidence or record that irrevocable instruments or instructions have been given to cause the transfer of Shares to the account of the Custodian, together with the other instruments herein specified, for the purpose of forwarding such Share, evidence or record to the Custodian for deposit hereunder.
                     Upon delivery to a Custodian of Shares to be deposited hereunder, together with the other documents specified above, if any, such Custodian shall, as soon as transfer and recordation can be accomplished, if necessary, cause such Shares to be transferred and recorded in an account maintained by the Depositary or its nominee or such Custodian’s nominee at the cost and expense, if any, of the person making such deposit. Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.
                     SECTION 2.03.          Execution and Delivery of Receipts.
                     Upon receipt by any Custodian of any deposit by delivery pursuant to Section 2.02 hereunder, together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit by delivery and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit

Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.
                     SECTION 2.04.          Transfer of Receipts; Combination and Split-up of Receipts.
                     The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.
                     The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.
                     The Depositary may, upon consultation with the Company, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.
                     SECTION 2.05.          Surrender of Receipts and Withdrawal of Shares.
                     Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Articles of Incorporation and Share Handling Regulations of the Company and the Deposited Securities and any applicable laws and regulations and the rules of JASDEC, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the (a) (i) delivery of certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him or (ii)

delivery of such Deposited Securities by book-entry transfer and recordation in the account of such Owner or as ordered by him and (b) delivery of any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.
                     A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the Tokyo office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, the Company’s Articles of Incorporation and applicable laws, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends, distributions or rights with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.
                     At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.
                     Neither the Depositary nor the Custodian shall deliver Shares (other than to the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the surrender of American Depositary Shares or in connection with a sale permitted under Section 3.02, 4.03, 4.11 or 6.02.
                     SECTION 2.06.          Limitations on Execution and Delivery, Transfer and Surrender of Receipts.
                     As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

                     The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended or withheld, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company or those maintained for the Company by the Foreign Registrar or those for the book-entry transfer system of JASDEC are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of laws or regulations of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or those for the book-entry transfer system of JASDEC or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 prior to public sale in the United States unless a registration statement is in effect as to such Shares.
                     Upon surrender of a Receipt or Receipts by an Owner to the Depositary, as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Companies Act or any other Japanese law, the Depositary will effect the delivery to such Owner of only such Shares (and any other Deposited Securities relating to such Shares) comprising a Unit or an integral multiple thereof (the “deliverable portion” of such Receipt or Receipts). For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of Shares represented by the entire amount of the American Depositary Shares evidenced by the Receipt or Receipts surrendered by the same Owner at the same time. The Depositary will promptly advise such Owner as to the number of Shares and Deposited Securities, if any, represented by the non-deliverable portion of such Receipt or Receipts and shall deliver to such Owner a new Receipt evidencing American Depositary Shares representing such non-deliverable portion. In addition, the Depositary shall notify such Owner of the additional amount of American Depositary Shares which such Owner would be required to surrender in order for the Depositary to effect delivery of all the Shares and other Deposited Securities represented by the American Depositary Shares of such Owner.
                     SECTION 2.07.          Lost Receipts, etc.
                     In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

                     SECTION 2.08.          Cancellation and Destruction of Surrendered Receipts.
                     All Receipts surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy Receipts so canceled.
                     The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, of substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under this Section, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.
                     SECTION 2.09.          Pre-Release of Receipts.
                     Notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (a “Pre-Release”). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts, whether or not such cancellation is prior to the termination of all Pre-Releases. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
                     The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
                     SECTION 2.10.          Uncertificated American Depositary Shares; Direct Registration System.
                     Notwithstanding anything to the contrary in this Deposit Agreement:
                     (a)     American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and Holders of uncertificated American Depositary Shares as well as to Owners and Holders of Receipts.
                     (b)          (i)          The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at

The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.
                             (ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.
                     (c)     American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.
                     (d)     The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.
                     (e)     Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.
                     (f)     (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

                                   (ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.
ARTICLE 3
CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF RECEIPTS
                     SECTION 3.01.          Filing Proofs, Certificates and Other Information.
     Any person presenting Shares for deposit or any Owner or Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or the Company may require by written notice to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary, upon the Company’s written request, shall provide the Company with copies of any such proofs of, or information as to, citizenship or residence, exchange control approval, or legal or beneficial ownership which it receives, unless such disclosure is prohibited by law.
               SECTION 3.02.           Liability of Owner or Holder for Taxes.
                     If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Holder of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Holder of such Receipt shall remain liable for any deficiency.

               SECTION 3.03.           Warranties on Deposit of Shares.
                     Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (a) such Shares and each certificate therefor, if any, are validly issued, fully paid, and were not issued in violation of any preemptive or similar rights of the holders of outstanding Shares, (b) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities, (c) the Shares presented for deposit have not been stripped of any rights or entitlements and (d) the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. If any such representations or warranties are false in any way with respect to any person depositing Shares under this Deposit Agreement or any Holder or Owner of American Depositary Shares, such person or such Holder or Owner shall be deemed to have waived any claims against the Company and the Depositary related to the consequences thereof and to have assumed sole responsibility therefor and the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.
               SECTION 3.04.           Disclosure of Beneficial Ownership.
                              (a)       Without prejudice to the requirements of applicable law concerning the disclosure of beneficial ownership of Shares, any Holder that is the beneficial owner (as defined below) of more than 5% of all outstanding Shares (including, for this purpose, the number of Shares represented by American Depositary Shares beneficially owned by such person) shall, within five days (excluding Saturdays, Sundays and legal holidays in any part of Japan) following such event, send written notice to the Depositary at its Corporate Trust Office and to the Company at its registered office in Japan containing the following information:
                                        (i) the name, address and nationality of such person and all other persons by whom or on whose behalf such Shares have been acquired or are held; the number of total Shares beneficially owned directly or indirectly by such person immediately before and immediately after the event requiring notification; the names and addresses of any persons other than the Depositary, the Custodian or either of their nominees, through whom such beneficially owned Shares are held, or in whose name such Shares are registered in the Company’s share register, and the respective numbers of Shares beneficially held through each such person; the date or dates of acquisition of the beneficial interest in such Shares; and the number of any Shares in which such person has the right to acquire directly or indirectly beneficial ownership and material information as to such right(s) of acquisition; and
                                        (ii) the names, addresses and nationalities of any persons with whom such person is acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of a beneficial interest in Shares; and the number of Shares being acquired, held, voted or disposed of as a result of such association (being the total number held by such group).

                     Any Holder that is the beneficial owner of more than 5% of all outstanding Shares shall promptly notify the Depositary and the Company as provided above of any material change in the information previously notified, including, without limitation, a change of more than 1% in the percentage of total Shares to which the beneficial ownership relates.
                     As used in this Section 3.04, the “beneficial owner” of Shares means a person who, directly or indirectly, through any contract trust, arrangement, understanding, relationship, or otherwise, has an interest in any Shares (including having the right to exercise or control the exercise of any right conferred by the holding of such Shares or the power to vote or to direct voting or the power to dispose or to direct disposition), and includes any Holder of an American Depositary Share.
                              (b)       Without prejudice to the requirements of applicable law and the provisions of the Company’s Articles of Incorporation, any Holder shall, if so requested in writing by the Company, provide such information with respect to the beneficial ownership of Shares (including not only Shares underlying American Depositary Shares, but also any other Shares in which such Holder has an interest) by such Holder as is requested by the Company. Such Holder shall provide such information to the Company in writing within the time specified by the Company. Copies of any such request and response shall be contemporaneously sent to the Depositary at its Corporate Trust Office.
                              (c)       If the Company notifies the Depositary in writing that a particular Holder has not complied with the obligations described in subsection (a) above, the Depositary shall, to the extent practicable, at the Company’s expense, comply with reasonable Company instructions that the Depositary not carry out instructions to exercise voting rights given on behalf of such Holder. Each Owner and Holder will be deemed, by their holding of Receipts or any beneficial interest therein, to have consented to any such limitation of rights.
                              (d)       The Depositary shall have no responsibility for the compliance or non-compliance of any Holder with the provisions of subsections (a) or (b) above or for any action taken or omitted by the Depositary or the Custodian in reliance on instructions given by the Company under subsection (c) above, provided such action or omission is without negligence or bad faith. The obligation of the Depositary or the Custodian, as a registered owner of Deposited Securities, shall be limited to disclosing to the Company such information relating to the Deposited Securities in question as has in each case been recorded by it pursuant to the terms of this Deposit Agreement.
                                                  SECTION 3.05.          Ownership Restrictions.
                     Notwithstanding any other provision in this Deposit Agreement or any Receipt, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Holder or Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of American Depositary Shares, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Owner of the Shares represented by the American Depositary Shares held by such Holder or Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company. The Depositary shall, to the extent practicable, follow instructions of that kind that it receives from the Company. Nothing herein shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in this Section 3.05.
                                                  SECTION 3.06.          Compliance with Information Requests.
     Notwithstanding any other provision of this Deposit Agreement or any Receipt, each Owner and Holder agrees to comply with requests from the Company pursuant to applicable laws and regulations, the rules and requirements of the Tokyo Stock Exchange, the Osaka Securities Exchange, the Nagoya Stock Exchange, The New York Stock Exchange, and any other stock exchange on which the Shares or American Depositary Shares are, or will be, registered, traded or listed or the Articles of Incorporation and Share Handling Regulations of the Company, which are made to provide information, inter alia, as to the capacity in which such Owner or Holder owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any other person(s) interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Owners or Holders at the time of such request. The Depositary agrees to use its reasonable efforts under the circumstances to comply with written instructions received from the Company requesting that the Depositary forward any such requests to Owners and to forward to the Company responses to such requests received by the Depositary.
                                                   SECTION 3.07.          Reporting Obligations and Regulatory Approvals.
                     Applicable laws and regulations may require holders and beneficial owners of Shares, including the Owners, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Owners and Holders of American Depositary Shares are solely responsible for determining and complying with such reporting requirements and obtaining such approvals. Each Owner and Holder hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Owners or Holders to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

ARTICLE 4
THE DEPOSITED SECURITIES
                     SECTION 4.01.          Cash Distributions.
                     Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in Japan all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.
                     SECTION 4.02.          Distributions Other Than Cash, Shares or Rights.
                     Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01. The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.
                     SECTION 4.03.          Distributions in Shares.
                     If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09. The Depositary may withhold any such distribution of Receipts if it has not received reasonably satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds or if any portion of such amount consists of Shares which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Companies Act, any other Japanese law or the Articles of Incorporation or the Share Handling Regulations of the Company, and distribute the net proceeds of any such sale, all in the manner and subject to the conditions described in Section 4.01. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.
                     SECTION 4.04.          Rights.
                     In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary reasonably determines in its discretion, after consultation with the Company, that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
                     In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
                     If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner; provided, however, that in the case of a distribution pursuant to the second paragraph of this Section, such deposit shall be made, and depositary shares shall be delivered, under other depositary arrangements to be entered into between the Company and the Depositary which provide for issuance of depositary receipts subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.
                     If the Depositary, after consultation with the Company to the extent practicable, reasonably determines that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise, and distribute such net proceeds to such Owners in the manner and subject to the conditions described in Section 4.01.
                     The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized United States counsel for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

                    The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
                    SECTION 4.05.           Conversion of Foreign Currency.
                    Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.
                    If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
                    If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
                    If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto for whom such conversion or distribution is not practicable.
                    SECTION 4.06.           Fixing of Record Date.
                    Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the same date as the record date, if any, applicable to the Deposited Securities, or as close as thereto as practicable, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.
                    SECTION 4.07.           Voting of Deposited Securities.
                    Upon receipt from the Company of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Japanese law and of the Articles of Incorporation and Share Handling Regulations of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. All such notices, statements and any other materials shall be approved by the Company prior to mailing by the Depositary. Because of the unit share system adopted by the Company in accordance with Japanese law, the Depositary shall in no event vote or exercise the right to vote Shares other than in Units and may therefore not be permitted to vote all Shares in respect of which it has received voting instructions from Owners of Receipts. In voting or exercising the right to vote Shares, the Depositary shall, to the extent possible, aggregate Shares represented by American Depositary Shares evidenced by the Receipts as to which the Owners thereof have given the same or similar instructions. Subject to the foregoing, upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If (i) the Company requested the Depositary to act under this paragraph and gave the Depositary notice of the meeting and details of the matters to be voted upon at least 21 days prior to the meeting date and (ii), with respect to an amount of Deposited securities represented by American Depositary Shares of an Owner, no instructions are received by the Depositary from such Owner on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to that amount of Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote that amount of Deposited Securities; provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing, if applicable) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.
                    SECTION 4.08.           Changes Affecting Deposited Securities.
                    In circumstances where the provisions of Section 4.03 do not apply, upon split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or otherwise in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may unless the Company advises the Depositary to the contrary, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
                    SECTION 4.09.           Reports.
                    The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into, or summarized in, English pursuant to any regulations of the Commission. Any other records maintained by the Depositary, the Registrar or any co-transfer agent or co-registrar under this Deposit Agreement shall be made available to the Company as promptly as practicable at any reasonable time upon its reasonable request.
                    SECTION 4.10.           Lists of Owners.
                    As promptly as practicable after each March 31 and September 30 and at other times as promptly as practicable upon written request by the Company, the Depositary shall furnish to the Company a list, as of March 31, September 30, or such recent date specified by the Company, as applicable, at the Company’s expense unless otherwise agreed in writing between the Company and the Depositary, of the names, addresses and holdings of American Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary or the Registrar. Upon written request of the Company, the Depositary will provide reasonable assistance to the Company, at the Company’s expense, to obtain information about Holders.
                    SECTION 4.11.           Withholding.
                    In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.
                    In the event that the Company shall be required by Japanese laws and regulations to withhold any tax on any dividend or distribution made by it in respect of any Deposited Securities, the Depositary shall forward to the Custodian for delivery to the Company such information from the Depositary’s records as the Company may reasonably request in connection with any such withholding by the Company within such period as will enable the Company to file the necessary reports with the appropriate governmental agencies to obtain benefits under applicable tax treaties.
                    The Depositary or its agent, upon request from the Company or an Owner, will take reasonable administrative actions to enable Owners to receive a reduced rate of or exemption from Japanese withholding tax on dividends or other benefits under the income tax treaty between the United States and Japan with respect to (a) dividends and other distributions of Deposited Securities and (b) dispositions of Deposited Securities. Owners may be required from time to time to file proof of their country of tax residence, or to make representations or provide other information or documents requested by the Depositary.
                    SECTION 4.12.           Information Required for Reports to Governmental Agencies.
                    The Depositary will forward to the Company or its agents such information from its records as the Company may reasonably request in writing to enable the Company or its agents to file necessary reports with governmental agencies.
ARTICLE 5
                  THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY
                    SECTION 5.01.           Maintenance of Office and Transfer Books by the Depositary.
                    Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.
                    The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts. The Company shall have the right to examine and copy the registration and transfer records of the Depositary at any reasonable time.
                    The Depositary may close the transfer books with notice to the Company, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.
                    If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, upon notice to the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. Any such Registrar or co-registrar may be removed and a substitute or substitutes appointed by the Depositary with notice to the Company.
                    SECTION 5.02.           Prevention or Delay in Performance by the Depositary or the Company.
                    Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation or Share Handling Regulations of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (iv) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Holders, or (v) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

                    SECTION 5.03.           Obligations of the Depositary, the Custodian and the Company.
                    The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Holder, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.
                    The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.
                    Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares on behalf of any Owner or Holder or any other person.
                    Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.
                    The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.
                    The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.
                    The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.
                    No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.
                    SECTION 5.04.           Resignation and Removal of the Depositary.
                    The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                    The Depositary may at any time be removed by the Company by 120 days prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
                    In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.
                    Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.
                    SECTION 5.05.           The Custodians.
                    The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon the effectiveness of such resignation there would be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, after consultation with the Company to the extent practicable, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. The Depositary may in its discretion, after consultation with the Company to the extent practicable, appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Immediately upon any change in Custodian, the Depositary shall give notice thereof in writing to the Company.
                    Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.
                      SECTION 5.06.           Notices and Reports.
                     On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy or summary of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.
                     The Company will arrange for the translation into English or preparation of an English summary, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company’s expense unless otherwise agreed in writing between the Depositary and the Company, of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as reasonably requested by the Depositary from time to time, in order for the Depositary to effect such mailings.
                     The Company has delivered to the Depositary and the Custodian a copy (in English or with an English translation) of all provisions of or governing the Shares and any other Deposited Securities (including, without limitation, the Articles of Incorporation of the Company). Promptly upon any change in such provisions, the Company shall deliver promptly to the Depositary and the Custodian a copy in English or with an English translation) of such provisions as so changed. The Depositary and its agents may rely on the copy of such provisions as so delivered for all purposes of this Deposit Agreement.
                     The Company represents that as of the date of this Deposit Agreement the statements in Article 12 of the Receipt with respect to the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934, as amended from time to time, are true and correct. The Company agrees to promptly notify the Depositary and all Owners, either directly or through the Depositary (at its expense), in the event of any change in the truth of any such statements.
                     SECTION 5.07.           Distribution of Additional Shares, Rights, etc.
                     If the Company or any affiliate of the Company determines to make any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a “Distribution”), the Company shall notify the Depositary in writing as promptly as practicable and in any event before the distribution starts and, if reasonably requested in writing by the Depositary, the Company shall promptly furnish to the Depositary a written opinion from U.S. counsel for the Company that is reasonably satisfactory to the Depositary, stating whether or not the Distribution requires, or, if made in the

United States, would require, registration under the Securities Act of 1933, provided, however, that, for the avoidance of doubt, no such opinion shall be required where any such issuance or distribution is to be made solely in connection with (A)(i) “Offshore Transactions” (as that term is defined in Rule 902(h) under the Securities Act of 1933) in the ordinary course of business by an affiliate of the Company engaged in the, and as part of its, broker-dealer business, or (ii) any ordinary course of business transactions by an affiliate of the Company that qualify for an exemption from registration under Section 4(4) of the Securities Act of 1933, or (B) an issuance of Shares pursuant to (i) a bonus or share split, (ii) compensation of the Company’s directors, executives, officers or employees, or (iii) any Company employee benefit program, share purchase program or share option plan , so long as, in respect of any Shares so issued, sold, offered or distributed under (ii) or (iii) above, the Depositary receives, if requested, documentation reasonably satisfactory to it that (x) a registration statement under the Securities Act of 1933, if applicable, is in effect, (y) the Commission has issued no stop orders in respect of any such registration statement and (z) all such Shares at the time of delivery to the relevant employee, director or officer are duly authorized, validly issued, fully paid, non-assessable, free of any transfer or voting restrictions, and free of any preemptive rights, all requisite permissions, consents, approvals, authorizations and orders (if any) have been obtained and all requisite filings (if any) have been made in Japan in respect of such Shares, and the Shares rank pari passu in all respects with the Shares at such time deposited with the Custodian under this Deposit Agreement. If, in the opinion of that counsel, the Distribution requires, or, if made in the United States, would require, registration under the Securities Act of 1933, that counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement under the Securities Act of 1933 in effect that will cover that Distribution. The parties agree that, for the purposes of this Section 5.07, the term “Affiliate” shall not include any entity which holds more than a 10% equity interest in the Company as of the date of this Deposit Agreement.
                    SECTION 5.08.           Indemnification.
                    The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense (including, but not limited to any fees and expenses incurred in seeking, enforcing or collecting such indemnity and the reasonable fees and expenses of counsel) which may arise out of or in connection with (a) any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or (b) acts performed or omitted, pursuant to the provisions of or in connection with this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or any act or omission in bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates, except to the extent any such liability or expense arises out of information relating to the Depositary or any Custodian, as applicable, furnished by the Depositary to the Company in writing expressly for use in any prospectus or placement memorandum and not materially changed or altered by the Company.
                    The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09) of a Receipt or Receipts in accordance with Section 2.09 and which would not otherwise have arisen had that Receipt or those Receipts not been the subject of a Pre-Release pursuant to Section 2.09; provided, however, that the indemnities contained in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had that Receipt or those Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (x) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (y) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.
                    The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates against and hold them harmless from, any liability or expense (including, but not limited to any fees and expenses incurred in seeking, enforcing or collecting such indemnity and the reasonable fees and expenses of counsel) which may arise out of or in connection with acts performed or omitted by the Depositary or its Custodian or any of their respective directors, employees, agents and affiliates due to their negligence or bad faith.
                    SECTION 5.09.           Charges of Depositary.
                    The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
                    The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).
                    The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.
                    SECTION 5.10.           Retention of Depositary Documents.
                    The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to a successor depositary.
                    SECTION 5.11.           Exclusivity.
                    The Company agrees not to appoint any other depositary for issuance of depositary shares or receipts so long as The Bank of New York Mellon is acting as Depositary hereunder.
                    SECTION 5.12.           List of Restricted Securities Owners.
                    The Company agrees to use its reasonable efforts to advise in writing each of the persons or entities who, to the actual knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder.
ARTICLE 6
AMENDMENT AND TERMINATION
                    SECTION 6.01.           Amendment.
                    The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between or among the Company, the Depositary and, if the form of the Receipts and any provisions of this Deposit Agreement will be amended before the Effectiveness, STB, without the consent of Owners or Holders of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
                    SECTION 6.02.           Termination.
                    The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder or if any portion of such Deposited Securities consists of Shares which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with applicable provisions of the Japanese Companies Act, or other Japanese law or the Share Handling Regulations of the Company and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7
MISCELLANEOUS
                    SECTION 7.01.           Counterparts.
                    This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Holder of a Receipt during business hours.
                    SECTION 7.02.           No Third Party Beneficiaries.
                    This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.
                    SECTION 7.03.           Severability.
                    In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.
                    SECTION 7.04.           Owners and Holders as Parties; Binding Effect.
                    The Owners and Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.
                    SECTION 7.05.           Notices.
                    Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to (as of April 1, 2011) Sumitomo Mitsui Trust Holdings, Inc., GranTokyo South Tower, 1-9-2 Marunouchi, Chiyoda-ku, Tokyo 100-6611, Japan, facsimile: ___________, Attention: _________________, or any other place to which the Company may have transferred its principal office with notice to the Depositary.
                    Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office with notice to the Company.

                    Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.
                    Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.
                    SECTION 7.06.           Submission to Jurisdiction; Appointment of Agent for Service of Process.
                    The Company hereby (i) irrevocably designates and appoints STB’s New York Branch, 527 Madison Avenue, New York, New York 10022, in the State of New York, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the Borough of Manhattan, the City of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.
                    SECTION 7.07.           Governing Law.
                    This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof, and except with respect to its authorization and execution by the Company, which shall be governed by the laws of Japan.

            SECTION 7.08.           Effectiveness of the Amendment and Restatement of the Prior Deposit Agreement; STB as a Party to this Deposit Agreement.
                    The amendment and restatement of the Prior Deposit Agreement set forth herein shall become effective upon the Effectiveness. Prior to the Effectiveness, the Prior Deposit Agreement shall continue to be in force and effect. Immediately following the Effectiveness, STB shall cease to be a party to this Deposit Agreement.

                    IN WITNESS WHEREOF, THE SUMITOMO TRUST AND BANKING COMPANY, LIMITED, CHUO MITSUI TRUST HOLDINGS, INC., and THE BANK OF NEW YORK MELLON have duly executed this Deposit Agreement as of the date and year first set forth above and all Owners and Holders shall become parties hereto upon acceptance by them of American Depositary Shares issued in accordance with the terms hereof or any interest therein

THE SUMITOMO TRUST AND BANKING COMPANY, LIMITED
By:
Name:
Title:

CHUO MITSUI TRUST HOLDINGS, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Depositary

By:
Name:
Title:

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one deposited Share)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES
OF
SUMITOMO MITSUI TRUST HOLDINGS, INC.
(INCORPORATED UNDER THE LAWS OF JAPAN)
                     The Bank of New York Mellon, as depositary (herein called the “Depositary”), hereby certifies that __________________ or registered assigns IS THE OWNER OF _____________________
AMERICAN DEPOSITARY SHARES
representing deposited Common Shares (herein called “Shares”) of Sumitomo Mitsui Trust Holdings, Inc. (formerly known as Chuo Mitsui Trust Holdings, Inc.), incorporated under the laws of Japan (herein called the “Company”). At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Tokyo, Japan office of The Sumitomo Trust and Banking Company, Limited, as agent of the Depositary (herein called the “Custodian”). The Depositary’s Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286
1.	THE DEPOSIT AGREEMENT.
                     This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of _______, 2010 (herein called the “Deposit Agreement”), by and among The Sumitomo Trust and Banking Company, Limited, the Company, the Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

                     The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.
                     Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Articles of Incorporation and Share Handling Regulations of the Company and the Deposited Securities and any applicable laws and regulations and the rules of JASDEC, the Owner hereof is entitled to delivery, to him or upon his order, as permitted by applicable law, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the (a) (i) delivery of certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him or (ii) delivery of such Deposited Securities by book-entry transfer and recordation in the account of such Owner or as ordered by him, and (b) delivery of any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.
                     The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.
                     As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.
                     The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended or withheld, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company or those maintained for the Company by the Foreign Registrar or those for the book-entry transfer system of JASDEC are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of laws or regulations or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or those for the book-entry transfer system of JASDEC or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 prior to public sale in the United States unless a registration statement is in effect as to such Shares.
                     Upon surrender of a Receipt or Receipts by an Owner to the Depositary, as a result of, and to the extent required by, the operation of applicable provisions of the Japanese Companies Act or any other Japanese law, the Depositary will effect the delivery to such Owner of only such Shares (and any other Deposited Securities relating to such Shares) comprising a Unit or an integral multiple thereof (the “deliverable portion” of such Receipt or Receipts). For the purpose of the foregoing sentence, the deliverable portion shall be determined on the basis of the aggregate number of Shares represented by the entire amount of the American Depositary Shares evidenced by the Receipt or Receipts surrendered by the same Owner at the same time. The Depositary will promptly advise such Owner as to the number of Shares and Deposited Securities, if any, represented by the non-deliverable portion of such Receipt or Receipts and shall deliver to such Owner a new Receipt evidencing American Depositary Shares representing such non-deliverable portion. In addition, the Depositary shall notify such Owner of the additional amount of American Depositary Shares which such Owner would be required to surrender in order for the Depositary to effect delivery of all the Shares and other Deposited Securities represented by the American Depositary Shares of such Owner.
4.	LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.
                     If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Holder hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Holder hereof shall remain liable for any deficiency.
5.	WARRANTIES ON DEPOSIT OF SHARES.
                     Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (a) such Shares and each certificate therefor, if any, are validly issued, fully paid, and were not issued in violation of any preemptive or similar rights of the holders of outstanding Shares, (b) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities, (c) the Shares presented for deposit have not been stripped of any rights or entitlements and (d) the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. If any such representations or warranties are false in any way with respect to any person depositing Shares under this Deposit Agreement or any Holder or Owner of American Depositary Shares, such person or such Holder or Owner shall be deemed to have waived any claims against the Company and the Depositary related to the consequences thereof and to have assumed sole responsibility therefor and the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.
6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.
                     Any person presenting Shares for deposit or any Owner or Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or the Company may require by written notice to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Japan which is then performing the function of the regulation of currency exchange, if required by the Depositary.
7.	CHARGES OF DEPOSITARY.
                     The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The

Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
                     The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to, Sections 4.01 through 4.04 of the Deposit Agreement and (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners and (8) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).
                     The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
                     Notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a “Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts, whether or not such cancellation is prior to the termination of all Pre-Releases. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the

Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
                     The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
                     It is a condition of this Receipt and every successive Owner and Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.
10.	VALIDITY OF RECEIPT.
                     This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual of a duly authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF TRANSFER BOOKS.
                     The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files reports with the Commission. Those reports will be available for inspection and copying through the Commission’s EDGAR on the Internet at www.sec.gov or at public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549. If the Company ceases to be subject to those periodic reporting requirements, the Company will publish information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 on its Internet web site or through an electronic information delivery system generally available to the public in its primary trading market as long as the Company relies on such exemption. The Company’s Internet web site address is www.________ .
                     The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the

Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into, or summarized in, English pursuant to any regulations of the Commission.
                     The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
                     Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.
                     Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. The Depositary may withhold any distribution of securities under Section

4.02 of the Deposit Agreement if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.
                     If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds or if any portion of such amount consists of Shares which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Companies Act, any other Japanese law or the Articles of Incorporation or the Share Handling Regulations of the Company, and distribute the net proceeds of any such sale, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.
                      In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.
13.	RIGHTS.
                     In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary reasonably determines in its discretion, after consultation with the Company, that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

                      In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.
                     If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner; provided, however, that in the case of a distribution pursuant to the preceding paragraph, such deposit shall be made, and depositary shares shall be delivered, under other depositary arrangements to be entered into between the Company and the Depositary which provide for issuance of depositary receipts subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.
                     If the Depositary, after consultation with the Company to the extent practicable, reasonably determines that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.
                     The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized United States counsel for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.
                     The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
14.	CONVERSION OF FOREIGN CURRENCY.
                     Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.
                     If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
                     If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninfected and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
                     If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto for whom such conversion or distribution is not practicable.
15.	RECORD DATES.
                     Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the same date as the record date, if any, applicable to the Deposited Securities, or as close as thereto as practicable, (a) for the determination of the Owners of Receipts who shall be (I) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED SECURITIES.
                     Upon receipt from the Company of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Articles of Incorporation and Share Handling Regulations of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated to the Company. All such notices, statements and any other materials shall be approved by the Company prior to mailing by the Depositary. Because of the unit share system adopted by the Company in accordance with Japanese law, the Depositary shall in no event vote or exercise the right to vote Shares other than in Units and may therefore not be permitted to vote all Shares in respect of which it has received voting instructions from Owners of Receipts. In voting or exercising the right to vote Shares, the Depositary shall, to the extent possible, aggregate Shares represented by American Depositary Shares evidenced by the Receipts as to which the Owners thereof have given the same or similar instructions. Subject to the foregoing, upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If (i) the Company requested the Depositary to act under this paragraph and gave the Depositary notice of the meeting and details of the matters to be voted upon at least 21 days prior to the meeting date and (ii), with respect to an amount of Deposited securities represented by American Depositary Shares of an Owner, no instructions are received by the Depositary from such Owner on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to that amount of Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote that amount of Deposited Securities; provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing, if applicable) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.
17.	CHANGES AFFECTING DEPOSITED SECURITIES.
                     In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon split-up, cancellation, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may unless the Company advises the Depositary to the contrary, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY AND DEPOSITARY.
                     Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder, (i) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority, or by reason of any provision, present or future, of the Articles of Incorporation or Share Handling Regulations of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iv) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders, or (v) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such

Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Holders, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, on behalf of any Owner or Holder or other person. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.
                     No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.
                     The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 120 days prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary in its discretion may, after consultation with the Company to the extent practicable, appoint a substitute or additional custodian or custodians.
20.	AMENDMENT.
                     The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.
21.	TERMINATION OF DEPOSIT AGREEMENT.
                     The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement of if any portion of such Deposited Securities consists of Shares which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with applicable provisions of the Japanese Companies Act, or other Japanese law or the Share Handling Regulations of the Company and may thereafter hold uninfected the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.
22.	SUBMISSION TO JURISDICTION.
                     In the Deposit Agreement, the Company has (i) appointed STB’s New York Branch, 527 Madison Avenue, New York, New York 10022, in the State of New York, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the Borough of Manhattan, the City of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
23.	DISCLOSURE OF BENEFICIAL OWNERSHIP.
                     Without prejudice to the requirements of applicable law concerning the disclosure of beneficial ownership of Shares, any Holder that is the beneficial owner (as defined below) of more than 5% of all outstanding Shares (including, for this purpose, the number of Shares represented by American Depositary Shares beneficially owned by such person) shall, within five days (excluding Saturdays, Sundays and legal holidays in any part of Japan) following such event, send written notice to the Depositary at its Corporate Trust Office and to the Company at its registered office in Japan containing the following information: (i) the name, address and nationality of such person and all other persons by whom or on whose behalf such Shares have been acquired or are held; the number of total Shares beneficially owned directly or indirectly by such person immediately before and immediately after the event requiring notification; the names and addresses of any persons other than the Depositary, the Custodian or either of their nominees, through whom such beneficially owned Shares are held, or in whose name such Shares are registered in the Company’s share register, and the respective numbers of Shares beneficially held through each such person; the date or dates of acquisition of the beneficial interest in such Shares; and the number of any Shares in which such person has the right to acquire directly or indirectly beneficial ownership and material information as to such right(s) of acquisition; and (ii) the names, addresses and nationalities of any persons with whom such person is acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of a beneficial interest in Shares; and the number of Shares being acquired, held, voted or disposed of as a result of such association (being the total number held by such group).
                     Any Holder that is the beneficial owner of more than 5% of all outstanding Shares shall promptly notify the Depositary and the Company as provided above of any material change in the information previously notified, including, without limitation, a change of more than 1% in the percentage of total Shares to which the beneficial ownership relates.

                     As used in this Article 23, the “beneficial owner” of Shares means a person who, directly or indirectly, through any contract trust, arrangement, understanding, relationship, or otherwise, has an interest in any Shares (including having the right to exercise or control the exercise of any right conferred by the holding of such Shares or the power to vote or to direct voting or the power to dispose or to direct disposition), and includes any Holder of an American Depositary Share.
                     (b) Without prejudice to the requirements of applicable law and the provisions of the Company’s Articles of Incorporation, any Holder shall, if so requested in writing by the Company, provide such information with respect to the beneficial ownership of Shares (including not only Shares underlying American Depositary Shares, but also any other Shares in which such Holder has an interest) by such Holder as is requested by the Company. Such Beneficial Owner shall provide such information to the Company in writing within the time specified by the Company. Copies of any such request and response shall be contemporaneously sent to the Depositary at its Corporate Trust Office.
                     (c) If the Company notifies the Depositary in writing that a particular Holder has not complied with the obligations described in (a) above, the Depositary shall, to the extent practicable, at the Company’s expense, comply with reasonable Company instructions that the Depositary not carry out instructions to exercise voting rights given on behalf of such Holder. Each Owner and Holder will be deemed, by their holding of Receipts or any beneficial interest therein, to have consented to any such limitation of rights.
                     (d)      The Depositary shall have no responsibility for the compliance or non-compliance of any Holder with the provisions of subsections (a) or (b) above or for any action taken or omitted by the Depositary or the Custodian in reliance on instructions given by the Company under subsection (c) above, provided such action or omission is without negligence or bad faith. The obligation of the Depositary or the Custodian, as a registered owner of Deposited Securities, shall be limited to disclosing to the Company such information relating to the Deposited Securities in question as has in each case been recorded by it pursuant to the terms of this Deposit Agreement.
24.	UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DIRECT REGISTRATION SYSTEM.
                     Notwithstanding anything to the contrary in the Deposit Agreement:
                     (a)      American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to the Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and Holders of uncertificated American Depositary Shares as well as to Owners and Holders of Receipts.

                     (b)      (i)      The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.
                              (ii)      The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.
                     (c)      American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.
                     (d)      The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.
                     (e)      Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.
                     (f)      (i)     The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
                           (ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.
25.	OWNERSHIP RESTRICTIONS.
                     Notwithstanding any other provision in the Deposit Agreement or any Receipt, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Holder or Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of American Depositary Shares, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Owner of the Shares represented by the American Depositary Shares held by such Holder or Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company. The Depositary shall, to the extent practicable, follow instructions of that kind that it receives from the Company. Nothing in the Deposit Agreement shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in Section 3.05 of that Agreement.
26.	COMPLIANCE WITH INFORMATION REQUESTS.
                     Notwithstanding any other provision of this Deposit Agreement or any Receipt, each Owner and Holder agrees to comply with requests from the Company pursuant to applicable laws and regulations, the rules and requirements of the Tokyo Stock Exchange, the Osaka Securities Exchange, the Nagoya Stock Exchange, The New York Stock Exchange, and any other stock exchange on which the Shares or American Depositary Shares are, or will be, registered, traded or listed or the Articles of Incorporation and Share Handling Regulations of the Company, which are made to provide information, inter alia, as to the capacity in which such Owner or Holder owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any other person(s) interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Owners or Holders at the time of such request. The Depositary agrees to use its reasonable efforts under the circumstances to comply with written instructions received from the Company requesting that the Depositary forward any such requests to Owners and to forward to the Company responses to such requests received by the Depositary.
27.	REPORTING OBLIGATIONS AND REGULATORY APPROVALS.
                     Applicable laws and regulations may require holders and beneficial owners of Shares, including the Owners, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Owners and Holders of American Depositary Shares are solely responsible for determining and complying with such reporting requirements and obtaining such approvals. Each Owner and Holder hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Owners or Holders to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

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